PRESS RELEASE

For Release:	July 28, 2006
Nasdaq:	MFNC
Contact:	Investor Relations at (888) 343-8147
Website:	www.bankmbank.com
MACKINAC FINANCIAL CORPORATION
REPORTS SECOND QUARTER AND SIX MONTHS 2006 RESULTS OF OPERATIONS
(Manistique, Michigan) — Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”) today announced second quarter 2006 income of $190,000 or $.05 per share compared to a loss of $577,000 or $.17 per share for the second quarter of 2005. Net income for the first six months of 2006 totaled $688,000, or $.20 per share, compared to a loss of $5.818 million, $1.70 per share, for the same period in 2005. The 2006 six months operations include a $600,000 negative provision, recorded in the first quarter, in recognition of improved credit quality. The 2005 results include a penalty of $4.320 million on the prepayment of $48.555 million of the FHLB borrowings. Excluding the provision adjustment and the prepayment penalty, the net income in the first half of 2006 amounted to $88,000, compared to an adjusted loss of $1.498 million for the same period in 2005. The six month 2006 results also include $158,000 of stock option expense, required under the new accounting rules for stock compensation plans, as well as $240,000 of expenses incurred to pursue legal action against the Corporation’s former accountants. The costs associated with the Corporation’s legal action include approximately $185,000 for the retention of and subsequent research performed by an expert witness.
Paul Tobias, Chairman and Chief Executive Officer commented, “The first half of 2006 reflects the Corporation’s growth that has established our foundation for profitability. The balance sheet growth we have attained in the last year has resulted in profitability each month in 2006 at mBank, our principal subsidiary. This balance sheet growth reflects excellent commercial loan production without compromising the bank’s strong credit profile.
Total assets of the Corporation at June 30, 2006 were $352.497 million, up 27.67 percent from the $276.111 million in total assets reported at June 30, 2005. June 30, 2006 total assets were up 18.00 percent from the $298.722 million of total assets at year-end 2005.
Total loans at June 30, 2006 were $283.110 million, up from $204.503 million at June 30, 2005 or a 38.44 percent increase. Total loans at June 30, 2006 increased $43.339 million, or 18.08 percent from year-end 2005 total loans of $239.771 million. Tobias stated, “This loan growth resulted from the successful execution of our market strategy, which is driven by highly qualified commercial lenders, supported by a skilled and responsive credit review team. We have also experienced a resurgence of consumer loan activity in our northern branch locations, which we believe demonstrates our progress in reestablishing trust and confidence within our markets.”

Total deposits of $284.164 million at June 30, 2006 were up 36.74 percent from deposits of $207.814 million on June 30, 2005. Deposits were up $51.532 million, or 22.15 percent from year-end 2005 deposits of $232.632 million. Deposit growth in 2006 includes increases in out of market brokerage deposits totaling $33.588 million with the remaining $17.944 million representing bank core deposit growth of 9.50%. Mr. Tobias added, “Bank deposit growth is a key element of our strategic plan to build franchise value and maintain adequate interest margins. We are continually reviewing our deposit products and offering rates in our efforts to increase core deposits.”
The Bank’s credit quality remains excellent, with total nonperforming assets at June 30, 2006 of $.498 million. Tobias commenting on credit quality stated, “Credit quality is critical. We recognize that with high levels of loan production there is a need for more diligence on the front end credit review process.”
Shareholders’ equity at June 30, 2006 totaled $27.179 million, or $7.93 per share. The Corporation is well capitalized with Tier 1 capital in excess of 8% and total risk-based capital in excess of 10%.
Tobias concluded, “The first six months of 2006 show that we continue to make progress towards our goal of robust profitability, despite the new costs associated with stock options and pursuit of legal action against former accountants of the Corporation. We are optimistic about the remainder of 2006. We remain focused on our plan elements of quality loan production, increasing core deposits, and controlling noninterest expense.
Mackinac Financial Corporation is a registered bank holding company which owns mBank. The Bank has 13 offices; nine in the Upper Peninsula and four in Lower Michigan. The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses; as well as checking and savings accounts, time deposits, interest bearing transaction accounts, safe deposit facilities, real estate mortgage lending, and direct and indirect consumer financing.
Forward-Looking Statements
This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition form traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share data)*	For The Period Ended
	June 30,	December 31,	June 30,
	2006	2005	2005
	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Total assets	$352,497	$298,722	$276,111
Total loans	283,110	239,771	204,503
Total deposits	284,165	232,632	207,814
Borrowings and subordinated debentures	37,617	36,417	36,484
Total shareholders’ equity	27,179	26,588	28,517

Selected Statements of Income Data (six months and year ended):
Net interest income	$5,614	$9,780	$4,593
Income (loss) before taxes	663	(7,364)	(5,818)
Net income (loss)	688	(7,364)	(5,818)
Income (loss) per common share — Basic	0.20	(2.15)	(1.70)
Income (loss) per common share — Diluted	0.20	(2.15)	(1.70)

Three Months Ended
Net interest income	$2,935	$2,680	$2,388
Income (loss) before taxes	165	(1,028)	(577)
Net income (loss)	190	(1,028)	(577)
Income (loss) per common share — Basic	.05	(0.30)	(0.17)
Income (loss) per common share — Diluted	.05	(0.30)	(0.17)

Selected Financial Ratios and Other Data (six months and year ended):
Performance Ratios:
Net interest margin	3.63%	3.64%	3.63%
Efficiency ratio	95.21	160.43	205.52
Return on average assets	0.42	(2.58)	(4.06)
Return on average equity	5.11	(25.63)	(39.18)

Average total assets	$330,980	$285,896	$287,252
Average total shareholders’ equity	$27,135	$28,732	$29,781
Average loans to average deposits ratio	99.64%	98.17%	95.51%

Common Share Data (at end of period):
Market price per common share	$10.27	$9.10	$15.23
Book value per common share	$7.93	$7.76	$8.32
Common shares outstanding	3,428,695	3,428,695	3,428,695

Other Data (at end of period):
Allowance for loan losses	$5,415	$6,108	$6,636
Non-performing assets	$498	$1,059	$3,273
Allowance for loan losses to total loans	1.91%	2.55%	3.24%
Non-performing assets to total assets	0.14%	0.35%	1.19%
Number of:
Branch locations	13	12	12

*	Historical per share data has been adjusted for the 20:1 reverse stock split distributed in December 2004.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Dollars in thousands except per share data)	June 30,	December 31,	June 30,
	2006	2005	2005
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$5,529	$4,833	$11,477
Federal funds sold	12,535	3,110	8,767

Cash and cash equivalents	18,064	7,943	20,244

Interest-bearing deposits in other financial institutions	893	1,025	—
Securities available for sale	33,870	34,210	36,166
Federal Home Loan Bank stock	4,855	4,855	4,855
Total loans	283,110	239,771	204,503
Allowance for loan losses	(5,415)	(6,108)	(6,636)

Net loans	277,695	233,663	197,867

Premises and equipment	12,748	11,987	10,496
Other real estate held for sale	52	945	2,312
Other assets	4,320	4,094	4,171

Total assets	$352,497	$298,722	$276,111

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Non-interest-bearing deposits	$21,773	$19,684	$21,033
Interest-bearing deposits	262,391	212,948	186,781

Total deposits	284,164	232,632	207,814

Borrowings	37,617	36,417	36,484
Other liabilities	3,537	3,085	3,296

Total liabilities	325,318	272,134	247,594

Shareholders’ equity:
Preferred stock — No par value:
Authorized 500,000 shares, no shares outstanding	—	—	—
Common stock — No par value:
Authorized 18,000,000 shares Issued and outstanding - 3,428,695 shares	42,567	42,412	42,412
Accumulated deficit	(14,772)	(15,461)	(13,915)
Accumulated other comprehensive income	(616)	(363)	20

Total shareholders’ equity	27,179	26,588	28,517

Total liabilities and shareholders’ equity	$352,497	$298,722	$276,111

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except per share data)	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Interest and fees on loans:
Taxable	$5,182	$3,201	$9,681	$6,260
Tax-exempt	192	230	385	472
Interest on securities:
Taxable	274	434	547	896
Tax-exempt	41	42	82	84
Other interest income	194	110	363	293

Total interest income	5,883	4,017	11,058	8,005

Interest expense:
Deposits	2,509	1,198	4,589	2,328
Borrowings	439	431	855	1,084

Total interest expense	2,948	1,629	5,444	3,412

Net interest income	2,935	2,388	5,614	4,593
Provision for loan losses	—	—	(600)	—

Net interest income after provision for loan losses	2,935	2,388	6,214	4,593

Other income:
Service fees	122	172	232	333
Loan and lease fees	19	4	36	6
Net security gains	—	98	—	97
Net gains on sale of loans	42	13	83	20
Other	68	83	116	98

Total other income	251	370	467	554

Other expenses:
Salaries, commissions, and related benefits	1,496	1,606	3,090	3,110
Furniture and equipment	155	138	311	297
Occupancy	293	247	610	473
Data processing	182	246	336	492
Accounting, legal, and consulting fees	414	228	614	546
Loan and deposit expense	98	250	228	543
Telephone	51	77	100	137
Advertising expense	107	243	177	382
Penalty on prepayment of FHLB borrowings	—	—	—	4,320
Other	225	300	552	665

Total other expenses	3,021	3,335	6,018	10,965

Income (loss) before income taxes	165	(577)	663	(5,818)
Provision for (benefit of) income taxes	(25)	—	(25)	—

Net income (loss)	$190	$(577)	$688	$(5,818)

Income (loss) per common share:
Basic	$0.05	$(0.17)	$0.20	$(1.70)

Diluted	$0.05	$(0.17)	$0.20	$(1.70)

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO AND CREDIT QUALITY

(Dollars in thousands)
Loan Portfolio Balances (at end of period):

	June 30,	December 31,	June 30,
	2006	2005	2005
Commercial Loans
Hospitality and tourism	$37,754	$37,681	$43,208
Real estate — operators of nonresidential buildings	35,478	28,217	16,479
Real estate agents and managers	15,628	10,588	6,328
New car dealers	10,002	9,995	5,005
Other	101,637	88,842	81,299

Total Commercial Loans	200,499	175,323	152,319

1-4 family residential real estate	48,931	44,660	43,012
Consumer	2,632	2,285	2,153
Construction	31,048	17,503	7,019

Total Loans	$283,110	$239,771	$204,503

Credit Quality (at end of period):

	June 30,	December 31,	June 30,
	2006	2005	2005
Nonperforming Assets
Nonaccrual loans	$446	$15	$959
Loans past due 90 days or more	—	99	2
Restructured loans	—	—	—

Total nonperforming loans	446	114	961
Other real estate owned	52	945	2,312

Total nonperforming assets	$498	$1,059	$3,273

Nonperforming loans as a % of loans	0.16%	0.05%	0.47%

Nonperforming assets as a % of assets	0.14%	0.35%	1.19%

Reserve for Loan Losses:
At period end	$5,415	$6,108	$6,636

As a % of loans	1.91%	2.55%	3.24%

As a % of nonperforming loans	1,214.13%	5,357.89%	690.53%

As a % of nonaccrual loans	1,214.13%	N/M %	691.97%

Charge-off Information:
Average loans	$273,686	$207,928	$198,618

Net charge-offs	$93	$858	$330

Charge-offs as a % of average loans	0.03%	0.41%	0.17%

MACKINAC FINANCIAL CORPORATION
QUARTERLY FINANCIAL SUMMARY
*(Dollars in thousands, except per share data)

				Average
	Average	Average	Average	Shareholders'	Return on Average		Net Interest	Efficiency	Net Income	Book Value
Quarter Ended	Assets	Loans	Deposits	Equity	Assets	Equity	Margin	Ratio	Per Share	Per Share
June 30, 2006	$342,821	$273,686	$274,591	$27,213	0.22%	2.82%	3.64%	91.41%	$0.05	$7.93
March 31, 2006	319,007	250,735	254,720	27,055	0.63	7.47	3.62	99.37	0.15	7.93
December 31, 2005	288,619	224,386	219,967	27,288	(1.41)	(14.95)	3.96	128.37	(0.30)	7.76
September 30, 2005	280,506	209,795	211,197	28,112	(0.73)	(7.39)	3.79	112.11	(0.15)	8.14
June 30, 2005	277,754	197,545	206,875	28,879	(0.83)	(8.01)	3.67	119.07	(0.17)	8.32
March 31, 2005	296,856	199,703	209,035	30,692	(7.16)	(69.25)	3.21	300.96	(1.53)	8.42
December 31, 2004	327,543	218,962	211,685	8,455	2.95	114.17	2.48	71.83	8.25	10.13
September 30, 2004	346,078	226,951	236,418	6,096	(0.87)	(49.53)	2.25	120.66	(2.17)	18.44
June 30, 2004	372,246	244,515	260,031	7,628	(1.72)	(84.13)	2.28	146.88	(4.56)	16.77

*	Historical per share data has been adjusted for the 20:1 reverse stock split distributed in December 2004.